Exhibit 10.15

EMPLOYMENT AGREEMENT

Concluded on June 8, 2000 between:

CAREY AGRI INTERNATIONAL POLAND Sp. z o. o.
ul. Bokserska 66A
02-690 Warszawa

hereinafter referred to as the Employer represented by Human Resources Director Mrs. Magdalena Porowska

and

Mr. Bill Carey
resident in Warsaw, Jana Pawla II St. 61 / 34

§1

The Emloyer engages the Employee as President of Management Board.

§2

The agreement herewith is signed for terminated period of time from June 8, 2000 thru September 24, 2002.

§3

During the term of this contract, the Employee will be paid in accordance with the basis set out below:

1.      Monthly remuneration amounts to the equivalent of 8000 USD gross paid in Polish zlotys,

2.      The monthly remuneration is counted on the basis of the average monthly NBP exchange rate,

§4

The Employee will be entitled to annual vacation leave according to the Labor Code regulations.

§5

All issues not regulated herein shall be determined in accordance with the Polish Labor Code.

§6

Any modification of this contract must be made in writing under penalty of nullity.

§7

The Agreement has been made in two identical copies, one for each Party and in two language versions: Polish and English, each of which has equal legal force.

EMPLOYEE - DATE AND SIGNATURE	EMPLOYER

Statement

I declare that I have received a copy of this contract and after acknowledging its substance, I accept the proposed terms of employment and remuneration.
Simultaneously, I acknowledge the work regulations presently in force within the firm.
I hereby confirm my undertaking to keep confidential all information relating to my Employer and employment and not to convey them to any third party.

EMPLOYEE - DATE AND SIGNATURE	EMPLOYER